UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Tenon Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-5574718
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Address of principal executive offices and zip code)

Copies To:

Ross D. Carmel, Esq.

Jeffrey P. Wofford, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, New York 10018

Telephone: (212) 658-0458

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Warrants to purchase shares of Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-[*]

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Warrants

The description of the warrants (but not the pre-funded warrants) of Tenon Medical, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder set forth under the caption “Description of Offered Securities—Warrants and Pre-Funded Warrants” in the Registrant’s Registration Statement on Form S-1 (File No. 333-272488) as originally filed with the Securities and Exchange Commission on June 7, 2023, including any subsequent amendments thereto (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Second Amended and Restated Certificate of Incorporation of the Registrant.
3.2*	Bylaws of The Registrant.
4.1**	Form of Warrant
4.2**	Warrant Agency Agreement

* Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-260391, filed on April 20, 2022.

** Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-272488, filed on June 7, 2023.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tenon Medical, Inc.

Dated: June 14, 2023	By:	/s/ Steven M. Foster
Name: Steven M. Foster
Title: Chief Executive Officer and President